EXHIBIT 99.2
TRADING DATA
The following table sets forth all transactions in the Common Stock of the Issuer effected in the last sixty days by the Sachem Head Funds. Except as otherwise noted below, all such transactions were purchases or sales of shares of Common Stock effected in the open market, and the table includes commissions paid in per share prices.

Name	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration Date
Sachem Head LP	02/20/19	Buy	29,537	77.78	Common stock	N/A
Sachem Head LP	02/21/19	Buy	30,660	77.99	Common stock	N/A
Sachem Head LP	02/22/19	Buy	25,857	78.76	Common stock	N/A
Sachem Head LP	02/25/19	Buy	55,162	79.17	Common stock	N/A
Sachem Head LP	02/26/19	Buy	55,163	79.03	Common stock	N/A
Sachem Head LP	02/27/19	Buy	44,130	78.18	Common stock	N/A
Sachem Head LP	02/28/19	Buy	132,390	76.55	Common stock	N/A
Sachem Head LP	03/01/19	Buy	169	76.44	Common stock*	N/A
Sachem Head LP	03/01/19	Buy	44,130	78.19	Common stock	N/A
Sachem Head LP	03/04/19	Buy	55,187	79.54	Common stock	N/A
Sachem Head LP	03/05/19	Buy	220,750	79.49	Common stock	N/A
Sachem Head LP	03/06/19	Buy	145,695	79.35	Common stock	N/A
Sachem Head LP	03/07/19	Buy	61,966	78.81	Common stock	N/A
Sachem Head LP	03/08/19	Buy	81,520	78.86	Common stock	N/A
Sachem Head LP	03/18/19	Buy	77,262	72.66	OTC Physically settled total return swap	April 18, 2022
Sachem Head LP	03/19/19	Buy	290,422	73.62	OTC Physically settled total return swap	April 18, 2022
Sachem Head LP	03/20/19	Buy	300,000	71.65	OTC Physically settled total return swap	April 18, 2022
Sachem Head Master LP	02/20/19	Buy	37,394	77.78	Common stock	N/A
Sachem Head Master LP	02/21/19	Buy	38,816	77.99	Common stock	N/A
Sachem Head Master LP	02/22/19	Buy	32,736	78.76	Common stock	N/A
Sachem Head Master LP	02/25/19	Buy	69,838	79.17	Common stock	N/A
Sachem Head Master LP	02/26/19	Buy	69,837	79.03	Common stock	N/A
Sachem Head Master LP	02/27/19	Buy	55,870	78.18	Common stock	N/A
Sachem Head Master LP	02/28/19	Buy	167,610	76.55	Common stock	N/A
Sachem Head Master LP	03/01/19	Buy	55,870	78.19	Common stock	N/A
Sachem Head Master LP	03/01/19	Sell	(169)	76.44	Common stock*	N/A
Sachem Head Master LP	03/04/19	Buy	69,813	79.54	Common stock	N/A
Sachem Head Master LP	03/05/19	Buy	279,250	79.49	Common stock	N/A
Sachem Head Master LP	03/06/19	Buy	184,305	79.35	Common stock	N/A
Sachem Head Master LP	03/07/19	Buy	78,390	78.81	Common stock	N/A
Sachem Head Master LP	03/08/19	Buy	103,124	78.86	Common stock	N/A

* Trade represents a rebalancing transaction.

Name	Trade Date	Buy/Sell	No. of Shares/ Quantity	Unit Cost/ Proceeds	Security	Expiration Date
Sachem Head Master LP	03/18/19	Buy	97,738	72.66	OTC Physically settled total return swap	April 18, 2022
Sachem Head Master LP	03/19/19	Buy	9,578	73.62	OTC Physically settled total return swap	April 18, 2022
SH Old Quarry Master Ltd.	03/20/19	Buy	200,000	71.90	Common stock	N/A
SH Old Quarry Master Ltd.	03/21/19	Buy	300,000	74.16	Common stock	N/A
SH Old Quarry Master Ltd.	03/22/19	Buy	175,000	72.04	Common stock	N/A
SH Old Quarry Master Ltd.	03/25/19	Buy	100,000	72.35	Common stock	N/A
SH Old Quarry Master Ltd.	03/26/19	Buy	125,000	71.87	Common stock	N/A
SH Old Quarry Master Ltd.	03/27/19	Buy	100,000	72.27	Common stock	N/A
SH Old Quarry Master Ltd.	03/28/19	Buy	100,000	72.70	Common stock	N/A